American Enterprise Life - New Solutions Variable Annuity
                            Performance Calculations

As disclosed in the Fund's prospectus, cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested.

    Cumulative Total Return = Ending Total Value - Initial Amount Invested
                              --------------------------------------------
                                       Initial Amount Invested

    Where: Ending Total Value =
        Initial Investment * [(1 + Gross Total Return) - Contract Charge Factor]

    and;   Contract Charge Factor =              Policy Fee
                                           -----------------------------
                                           Estimated Average Policy Size

           Gross Total Return = Ending AUV - Initial AUV
                                ------------------------
                                    Initial AUV

           Average Policy Size = $40,000

           Policy Fee = $40

Average annual total return (T) equates the initial amount invested(P) to the ending redeemable value (ERV) over each period (n) in accordance with the formula prescribed by the Securities and Exchange P(1+T)(n) = ERV.

Average annual total return with surrender charge

                  Ending Total Value - Surrender Charge Amount
                  --------------------------------------------
                              Initial Amount Invested

    where: Surrender Charge Amount =
            (Ending Total Value - Free Withdrawal Amount) * Surrender Charge %

    and; Free Withdrawal Amount is the greater of 10% of the value of the contract on the prior contract anniversary or 100% of earnings on the contract (Ending Total value - Initial Amount Invested).
               The surrender charge shcedule is stated below.


                Seven year schedule
                Years from purchase
                  payment receipt          Surrender charge
                                              percentage
               ----------------------- -------------------------
                         1                       8%
                         2                       8
                         3                       7
                         4                       7
                         5                       6
                         6                       5
                         7                       3
                         8                       0